EXHIBIT 99.1

Intelligent Systems Registration Statement for Rights Offering Declared Effective; June 17, 2009 Confirmed as Record Date for Rights Offering

NORCROSS, Ga., June 18, 2009 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS)(www.intelsys.com) announced today that the registration statement for its previously announced common stock rights offering was declared effective June 18, 2009 by the Securities and Exchange Commission. The Company also confirmed June 17, 2009 as the record date for the rights offering. Under the terms of the rights offering as described in the prospectus contained in the registration statement, Intelligent Systems will distribute at no charge to the holders of its common stock on the record date non-transferable rights to purchase an aggregate of 4,478,971 shares of common stock of the Company. Each record holder will receive rights to purchase one share of the Company's common stock for every share of common stock owned by such holder on the record date. In addition, stockholders as of the record date will be entitled to subscribe, subject to allotment among all subscribing shareholders, for up to 500,000 additional shares not subscribed for by other shareholders. The subscription price is $0.70 per share.

Rights offering materials, including a prospectus and other items necessary to exercise the rights, will be mailed on or about June 22, 2009 to eligible stockholders. The prospectus will contain important information about the rights offering, and stockholders are urged to read the prospectus carefully when available. Questions from stockholders about the rights offering or requests for additional copies of the prospectus or other offering materials may be directed to the information agent for the rights offering, Morrow & Co., LLC, at 470 West Avenue, Stamford, CT 06902, telephone (800) 607-0088 or (203) 658-9400.

The Company intends to use the proceeds of the rights offering primarily to support plans for its CoreCard subsidiary, including increasing marketing and sales activities and devoting additional resources to establish CoreCard's prepaid and credit card processing services.

Some members of the management team and board of directors of the Company have indicated that they intend to participate in the rights offering. One of the largest stockholders and Chief Executive Officer, J. Leland Strange, has advised the Company that he intends to participate to the full extent of his basic subscription right and may exercise his over-subscription right to some lesser extent, but he is not obligated to do so.

The subscription rights will be exercisable until 5:00 p.m. Eastern Daylight Time on July 17, 2009, unless the Company extends the rights offering. The Company reserves the right to cancel or terminate the rights offering at any time prior to the expiration date of the rights offering.

The Company intends to hold an investor conference call and presentation on Tuesday, July 7, 2009 at 11 A.M. Eastern Daylight Time and invites interested stockholders to attend by calling 1-877-819-3201 and entering conference ID code 16156087.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering will be made only by means of a prospectus. Copies of the prospectus may be requested from the information agent, Morrow & Co., telephone (800) 607-0088 or (203) 658-9400 or may be accessed on the Company's website, www.intelsys.com.

About Intelligent Systems Corporation:

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries are CoreCard Software, Inc. (www.corecard.com), a software company, and ChemFree Corporation (www.chemfree.com), an industrial products company. Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770-381-2900.

Forward-looking Statements:

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. All forward-looking statements are based upon information available to Intelligent Systems Corporation on the date this release was submitted. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONTACT:  Intelligent Systems Corporation
          Bonnie L. Herron, Vice President and Chief Financial Officer
          770-564-5504
          bherron@intelsys.com